                                                                      EXHIBIT 12



                           PERRY-JUDD'S INCORPORATED
                         FIXED CHARGE RATIO COMPUTATION



                                                PREDECESSOR PERRY PRINTING                PERRY-JUDD'S INCORPORATED
                                       --------------------------------------------  -----------------------------------
                                                                                       248 DAYS     YEAR ENDED DECEMBER
                                           YEAR ENDED DECEMBER 31,       117 DAYS        ENDED              31,
                                       -------------------------------  ENDED APRIL  DECEMBER 31,   --------------------
                                         1992       1993       1994      27, 1995        1995         1996       1997
                                       ---------  ---------  ---------  -----------  -------------  ---------  ---------
INCOME (LOSS) BEFORE TAXES...........  $   4,937  $   4,897  $   4,456   $   1,744     $     364    $     (82) $  (1,613)

FIXED CHARGES REFLECTED IN INCOME
  (LOSS) BEFORE TAXES
  Interest Expense...................        247        433        980         470         4,503        5,946      6,431
  Amortization of Deferred
    Financing........................     --         --         --          --               400          600        904
  One-third of Rental Expenses.......         31         30         48          15           825        1,416      1,683
                                       ---------  ---------  ---------  -----------       ------    ---------  ---------
                                             278        463      1,028         485         5,728        7,962      9,018
                                       ---------  ---------  ---------  -----------       ------    ---------  ---------
                                       ---------  ---------  ---------  -----------       ------    ---------  ---------

INCOME (LOSS) BEFORE TAXES PLUS FIXED
  CHARGES ABOVE......................      5,215      5,360      5,484       2,229         6,092        7,880      7,405

OTHER FIXED CHARGES
  Cash Dividends on Preferred
    Stock............................     --         --         --          --               825          835        862
  Tax Gross Up on Preferred
    Dividends........................     --         --         --          --               550          557        575

TOTAL FIXED CHARGES..................        278        463      1,028         485         7,103        9,354     10,455

FIXED CHARGE RATIO...................       18.8x      11.6x       5.3x        4.6x          0.9x         0.8x       0.7x
  Deficiency.........................     --         --         --          --         $   1,011    $   1,474  $   3,050

                              JUDD'S, INCORPORATED
                         FIXED CHARGE RATIO COMPUTATION



                                                                                                             349 DAYS
                                                                   YEAR ENDED DECEMBER 31,                     ENDED
                                                    -----------------------------------------------------  DECEMBER 15,
                                                      1992       1993       1994       1995       1996         1997
                                                    ---------  ---------  ---------  ---------  ---------  -------------
INCOME (LOSS) BEFORE TAXES........................  $   3,985  $   2,795  $    (538) $   3,314  $   3,452    $   2,600

FIXED CHARGES REFLECTED IN INCOME (LOSS) BEFORE
  TAXES
  Interest Expense................................        901      1,131      2,817      3,327      3,066        3,384
  Amortization of Deferred Financing..............          1          4         23         23         78           35
  One-third of Rental Expenses....................        898        895        970        939        945        1,165
                                                    ---------  ---------  ---------  ---------  ---------       ------
                                                        1,800      2,030      3,810      4,289      4,089        4,584
                                                    ---------  ---------  ---------  ---------  ---------       ------
                                                    ---------  ---------  ---------  ---------  ---------       ------
                                                    ---------  ---------  ---------  ---------  ---------       ------
INCOME (LOSS) BEFORE TAXES PLUS FIXED CHARGES
  ABOVE...........................................      5,785      4,825      3,272      7,603      7,541        7,184

OTHER FIXED CHARGES
  Cash Dividends in Preferred Stock...............         17         15         15         14         12           20
  Tax Gross Up on Preferred Dividends.............         11         10         10          9          8           13
  Capitalized Interest............................     --            263        369     --            267       --

TOTAL FIXED CHARGES...............................      1,828      2,318      4,204      4,312      4,376        4,617

FIXED CHARGE RATIO................................        3.2x       2.1x       0.8x       1.8x       1.7x         1.6x
  Deficiency......................................     --         --      $     932     --         --           --

                           PERRY-JUDD'S INCORPORATED
                               PRO FORMA RESULTS
                         FIXED CHARGE RATIO COMPUTATION



                                                                                                       YEAR ENDED
                                                                                                      DECEMBER 31,
                                                                                                          1997
                                                                                                      ------------
(LOSS) BEFORE TAXES.................................................................................   $   (4,975)

FIXED CHARGES REFLECTED IN (LOSS) BEFORE TAXES
  Interest Expense..................................................................................       15,238
  Amortization of deferred Financing................................................................        1,655
  One-third of Rental Expenses......................................................................        3,445
                                                                                                      ------------
                                                                                                      ------------
                                                                                                           20,338

(LOSS) BEFORE TAXES PLUS FIXED CHARGES ABOVE........................................................       15,363

OTHER FIXED CHARGES
  Cash Dividends in Preferred Stock.................................................................          882
  Tax Gross Up on Preferred Dividends...............................................................          598
  Capitalized Interest..............................................................................       --

TOTAL FIXED CHARGES.................................................................................       21,808

FIXED CHARGE RATIO..................................................................................          0.7x
  Deficiency........................................................................................   $    6,445